Exhibit 3.1

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF INVIVO THERAPEUTICS HOLDINGS CORP. ENTITY NUMBER C7829-2003 The Articles of Incorporation of InVivo Therapeutics Holdings Corp., a Ne "Corporation"), as filed with the Nevada Secretary of State on April 2, 2003, to time, shall be and hereby is amended as follows: RESOLVED, that Article FOURTH of the Corporation 's Articles of Incorporatio hereby is amended by replacing the phrase from the first use of "The" to the fi following: "The total number of shares that this corporation is authorized to issue is shares of Common Stock having a par value of $0.0000 I per share ("Common Stock"

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF INVIVO THERAPEUTICS HOLDINGS CORP. ENTITY NUMBER C7829-2003 The Articles of Incorporation of InVivo Therapeutics Holdings Corp., a Nevada corporation (the "Corporation"), as filed with the Nevada Secretary of State on April 2, 2003, and as amended from time to time, shall be and hereby is amended as follows: RESOLVED, that Article FOURTH of the Corporation 's Articles of Incorporation, as amended, be and hereby is amended by replacing the phrase from the first use of "The" to the first use of "share" with the following: "The total number of shares that this corporation is authorized to issue is Fifty Million (50,000,000) shares of Common Stock having a par value of $0.0000 I per share ("Common Stock")."

ATTACHMENT TO CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF INVIVO THERAPEUTICS HOLDINGS CORP. ENTITY NUMBER C7829-2003 The Articles of Incorporation of InVivo Therapeutics Holdings Corp., a Nevada corporation (the "Corporation"), as filed with the Nevada Secretary of State on April 2, 2003, and as amended from time to time, shall be and hereby is amended as follows: RESOLVED, that Article FOURTH of the Corporation 's Articles of Incorporation, as amended, be and hereby is amended by replacing the phrase from the first use of "The" to the first use of "share" with the following: "The total number of shares that this corporation is authorized to issue is Fifty Million (50,000,000) shares of Common Stock having a par value of $0.0000 I per share ("Common Stock")."